UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: August 11, 2006
Date of earliest event reported: August 9, 2006

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation

3111 W. Allegheny Ave.
Philadelphia, PA	19132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, Nick White was appointed to the Board of Directors (the “Board”) of The Pep Boys – Manny, Moe & Jack (the “Company”).

Mr. White was proposed to the Board by a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”), pursuant to the terms of the previously disclosed agreement, dated August 2, 2006 (the “Agreement”), between the Company and the Barington Group.  Mr. White has been appointed in the place of Alan S. Bernikow, who had been previously proposed by the Barington Group, but who subsequently informed the Company of his inability to serve on the Board.

Mr. White will serve as a member of the Human Resource Committee and Special Shareholder Rights Plan Committee.

Except as contemplated in the Agreement, Mr. White does not have any direct or indirect interest in any transactions to which the Company, or its subsidiaries, was or is to be a party.

On August 9, 2006, Mark S. Bacon was promoted to Executive Vice President – Operations from Senior Vice President - Operations.

Copies of the press releases announcing Mr. White’s appointment and Mr. Bacon’s promotion are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release dated August 10, 2006.

99.2                           Press release dated August 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ THE PEP BOYS – MANNY, MOE & JACK

Date: August 11, 2006